As filed with the Securities and Exchange Commission on September 17, 1996.






                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of

                     The Securities Exchange Act of 1934

                     Date of Report:  September 13, 1996
                       (Date of earliest event reported)




Commission        Registrant; State of Incorporation;   I.R.S. Employer
File Number        Address; and Telephone Number        Identification No.



  1-9130          CENTERIOR ENERGY CORPORATION             34-1479083
                  (An Ohio Corporation)
                  6200 Oak Tree Boulevard
                  Independence, Ohio  44131
                  Telephone (216) 447-3100


  1-2323          THE CLEVELAND ELECTRIC                   34-0150020
                  ILLUMINATING COMPANY
                  (An Ohio Corporation)
                  55 Public Square
                  Cleveland, Ohio  44113
                  Telephone (216) 622-9800


  1-3583          THE TOLEDO EDISON COMPANY                34-4375005
                  (An Ohio Corporation)
                  300 Madison Avenue
                  Toledo, Ohio  43652
                  Telephone (419) 249-5000










This combined Form 8-K is separately filed by Centerior Energy Corporation ("Centerior"), The Cleveland Electric Illuminating Company ("Cleveland Electric") and The Toledo Edison Company ("Toledo Edison"). Centerior, Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Companies". Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Operating Companies". Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to either or both of the Operating Companies is also attributed to Centerior.

Item 5.  Other Events

     Merger with Ohio Edison Company

     On September 13, 1996, Centerior and Ohio Edison Company, an Ohio corporation ("Ohio Edison"), entered into an Agreement and Plan of Merger, dated as of September 13, 1996 ("Merger Agreement").

     Pursuant to the Merger Agreement, Centerior and Ohio Edison will form FirstEnergy Corp., a holding company which will be an Ohio corporation, ("FirstEnergy"), which, in turn, will form two wholly owned subsidiaries. Also pursuant to the Merger Agreement, one of such subsidiaries will merge with and into Centerior ("Centerior Merger"), with Centerior continuing as the surviving corporation and the other will merge with and into Ohio Edison ("Ohio Edison Merger"), with Ohio Edison continuing as the surviving corporation. In connection with such mergers, each issued and outstanding share of Centerior common stock ("Centerior Common Stock"), and any Centerior Right (as defined in the Merger Agreement), and each issued and outstanding share of Ohio Edison common stock, par value $9 per share ("Ohio Edison Common Stock"), and any Ohio Edison Right (as defined in the Merger Agreement), will be converted into the right to receive common stock, par value $0.10 per share, of FirstEnergy ("FirstEnergy Common Stock"), except for shares or rights owned directly by, or through a wholly owned subsidiary of, Centerior or Ohio Edison, which will be canceled. Immediately after the Centerior Merger, Centerior will merge with and into FirstEnergy, with FirstEnergy continuing as the surviving corporation. The mergers described above are collectively referred to herein as the "Merger".
     Following the Merger, FirstEnergy will be a holding company which will directly hold all of the issued and outstanding common stock of Centerior's direct subsidiaries, which include (among others) Cleveland Electric and Toledo Edison, and all of the issued and outstanding Ohio Edison Common Stock. As a result of the Merger, the common stock share owners of Centerior and Ohio Edison will own all of the issued and outstanding shares of FirstEnergy Common Stock. All other classes of capital stock of Centerior's subsidiaries and of Ohio Edison and its subsidiaries will be unaffected by the Merger and will remain outstanding.
     Under the Merger Agreement, each outstanding share of Centerior Common Stock, including any Centerior Right, will be converted into a right to receive 0.525 share of FirstEnergy Common Stock. Each outstanding share of Ohio Edison Common Stock, including any Ohio Edison Right, will be converted into a right to receive one share of FirstEnergy Common Stock.
As of July 31, 1996, there were approximately 148 million shares of Centerior Common Stock outstanding and approximately 152.6 million shares of Ohio Edison Common Stock outstanding. Based on such capitalization, the Merger will result in approximately 33.75% of the common stock equity of FirstEnergy being owned by Centerior common stock share owners and approximately 66.25% by Ohio Edison share owners.

     The Merger has been approved by the Boards of Directors of Centerior and Ohio Edison and is expected to close promptly after all of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals, are fulfilled or waived. Share owner meetings to vote on the Merger are expected to be held in early 1997. The regulatory approval process is expected to take approximately 12 to 18 months.
     Ohio Edison currently has an indicated annual dividend of $1.50 per share of Ohio Edison Common Stock and Centerior currently has an indicated annual dividend of $0.80 per share of Centerior Common Stock. The parties expect that the dividend at the time of consummation of the Merger (the "Effective Time") will be at least equivalent to an indicated annual dividend of $1.50 per share of Ohio Edison Common Stock and $0.7875 per share of Centerior Common Stock. Dividend action by Centerior prior to the Effective Time and dividend action by FirstEnergy after such time will be determined by their respective Boards of Directors. The Merger Agreement limits the indicated annual dividend prior to the Effective Date to $0.80 per share of Centerior Common Stock and $1.60 per share of Ohio Edison Common Stock.
     The Merger is subject to customary closing conditions, including, among other things, approvals by the share owners of Centerior and Ohio Edison, the receipt of certain governmental approvals (which, subject to certain exceptions, will not impose terms or conditions that would have, or as reasonably could be foreseen could have, a material adverse effect on FirstEnergy and its subsidiaries or would be inconsistent with the agreements of the parties contained in the Merger Agreement) and the making of certain governmental filings. Such approvals include the Federal Energy Regulatory Commission, the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act of 1935 and the Nuclear Regulatory Commission, and such filings include the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of the applicable waiting periods thereunder. The Merger is also subject to receipt of opinions of counsel that the Merger, as to Centerior, will qualify as a tax-free reorganization and, as to Ohio Edison, will qualify as a tax-free transfer. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed with the SEC with respect to the FirstEnergy Common Stock to be issued in the Merger and the approval for listing of such shares on the New York Stock Exchange. (See Article VIII of the Merger Agreement.)
     The Merger Agreement contains certain covenants regarding conduct of the respective businesses of Centerior and Ohio Edison pending the consummation of the Merger. Generally, the parties are required to conduct their businesses in the ordinary course in substantially the same manner as heretofore conducted. The Merger Agreement places limits on, among other things, the declaration and payment of dividends, the issuance of securities, amendments to articles of incorporation and regulations, acquisitions, capital expenditures, dispositions, incurrence of indebtedness, certain increases in employee compensation and benefits and affiliate transactions. (See Article VI of the Merger Agreement.)

     FirstEnergy's Board of Directors will be designated by Ohio Edison's Board of Directors. Willard R. Holland, currently President and Chief Executive Officer of Ohio Edison, will serve as Chairman of the Board, President and Chief Executive Officer of FirstEnergy from the Effective Time until otherwise determined by FirstEnergy's Board of Directors.
Robert J. Farling, currently Chairman, President and Chief Executive Officer of Centerior, will serve as Vice Chairman of FirstEnergy from the Effective Time until otherwise determined by FirstEnergy's Board of Directors. All other officers of FirstEnergy and directors and officers of FirstEnergy's subsidiaries will be designated by FirstEnergy's Board of Directors. (See Article VII of the Merger Agreement.)

     The Merger Agreement may be terminated under certain circumstances, as summarized below. Where indicated, termination results in the payment of expenses and termination fees in the amounts listed below. Circumstances under which the Merger Agreement may be terminated include (1) by mutual written consent of the parties; (2) by either party if the Merger is not consummated by June 30, 1998; (3) by either party if the share owners of either Centerior or Ohio Edison fail to approve the Merger ($55 million plus out-of-pocket expenses and fees if the vote follows a third-party offer of the type described in clause (6) below that has not been rejected by the target and its board of directors and withdrawn by the third party, payable by such third party or its affiliate in connection with certain business combinations effected within two and one-half years following such termination); (4) by either party if any state or federal law, order, rule or regulation is adopted or issued which has the effect, for such party, of prohibiting the Merger; (5) by a non-breaching party if there exists a material breach of any material representation, warranty, covenant or agreement set forth in the Merger Agreement, and such breach is not cured and adequate assurance of such cure has not been given within ten business days after notice thereof ($10 million plus out-of-pocket expenses and fees incurred by the non-breaching party, except if pursuant to a non-curable breach of a representation or warranty, unless such breach was willful; and $55 million plus out-of-pocket expenses and fees in the case of a material breach of the non-solicitation covenant contained in the Merger Agreement, if the breach follows a third-party offer of the type described in clause
(6) below that has not been rejected by the target and its board of directors and withdrawn by the third party, payable by such third party or its affiliate in connection with certain business combinations effected within two and one-half years following such termination); and (6) by either party as a result of a third-party tender offer or business combination proposal that such party's board of directors determines in good faith that its fiduciary duties require to be accepted, after the other party has first been given an opportunity to make adjustments in the terms of the Merger Agreement so as to enable the Merger to proceed ($55 million plus out-of-pocket expenses and fees incurred by such other party). (See Article IX of the Merger Agreement.)

     The Merger Agreement and the joint press release issued in connection therewith are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement filed as an exhibit hereto.

7. Financial Statements and Exhibits
     (a)  Not Applicable.
     (b)  Not Applicable.
     (c)  Exhibits.

The following exhibits have previously been filed with the SEC, as indicated in parenthesis following the description of each such exhibit, and are incorporated herein by reference:
Exhibit Number                      Description

2a Agreement and Plan of Merger, dated as of September 13, 1996, between Centerior Energy Corporation and Ohio Edison Company* (Exhibit 2.1, Ohio Edison Company Form 8-K, dated September 13, 1996, File No. 1-2578).



99a Joint Press Release dated September 16, 1996 of Centerior Energy Corporation and Ohio Edison Company (Exhibit 99, Ohio Edison Company Form 8-K, dated September 13, 1996, File No. 1-2578).

* The schedules and exhibits to this document were not included with this filing. The Registrants agree to furnish supplementally a copy of any such omitted schedule or exhibit to the SEC upon request.

                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    CENTERIOR ENERGY CORPORATION
                                    Registrant




                                    THE CLEVELAND ELECTRIC ILLUMINATING
                                    COMPANY
                                    Registrant




                                    THE TOLEDO EDISON COMPANY
                                    Registrant




                                By:  JANIS T. PERCIO
                                     Janis T. Percio,
                                     Secretary of each Registrant










September 17, 1996











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